Exhibit 23.3(b)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated November 24, 2015, relating to the financial statements of Laclede Gas Company appearing in the Annual Report on Form 10-K of Laclede Gas Company for the year ended September 30, 2015, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

St. Louis, Missouri
September 21, 2016